Exhibit 5.1

August 9, 2023

Dyadic International, Inc. 140 Intracoastal Pointe Drive, Suite 404 Jupiter, Florida 33477

Ladies and Gentlemen:

We have acted as counsel to Dyadic International, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a shelf registration statement on Form S-3 (as amended, the “Registration Statement”) on the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company, from time to time, of up to US$50,000,000 in aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock). The Shares that are being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any Prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Shares.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Base Prospectus;

(c)	a copy of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware on November 3, 2004;

(d)	a copy of the Third Amended and Restated Bylaws of the Company as in effect on March 28, 2023, certified by the Secretary of the Company; and

(e)	a copy of the resolutions adopted by the Company’s board of directors (the “Board”) on August 7, 2023; and

(f)

a copy of a certificate, dated the date hereof, of the Delaware Secretary of State, dated August 9, 2023, certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto will be declared effective and will comply with all applicable laws (and will remain effective and in compliance at the time of issuance or resale of any Shares thereunder); (ii) a prospectus supplement describing the Shares offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of the Shares will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Certificate of Incorporation and applicable law; (iv) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement including the applicable Prospectus within the limits of the then remaining authorized but unissued shares of Common Stock; (v) the resolutions authorizing the Company to issue, offer and sell the Shares will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times when the Shares are offered or sold by the Company; and (vi) the Shares will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding the Company.

We have further assumed that the Common Stock will be authorized and countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.

Based upon the foregoing assumptions, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Shares appearing under the caption “Legal Matters” in the Base Prospectus forming part of the Registration Statement or any Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ White & Case LLP

KPD/JYC/AC

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